UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2008

MIPSOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-140652	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 E. Fairview Ave. Spokane, WA	99207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 484-6385

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Company held a Board of Directors meeting on September 10, 2008 and ratified Dr. Rocky Arnold’s Employment Agreement as Chairman and CEO and further elected Dr. Arnold to the Board. Dr. Arnold’s Employment Agreement was previously filed as Exhibit 99.1 to the Registrant’s Form 8-K filed September 2, 2008.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

Pursuant to the September 1, 2008 Employment Agreement, 100,000 shares of common stock issued per Dr. Arnold’s consulting agreement dated June 5, 2008 have been granted as fully paid non-assessable shares upon execution of the Employment Agreement; these shares have been issued as “restricted securities” exempt from registration provided by Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPSolutions, INC.

By:	/s/ Edward A. Hunton

Edward A. Hunton, Director, Treasurer & Corp. Sec. Date: September 12, 2008